Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2021 (June 21, 2021, as to effects of the reverse stock split discussed in Note 1) relating to the financial statements of Graphite Bio, Inc. included in Registration Statement No. 333-256838 on Form S-1 of Graphite Bio, Inc.

/s/ Deloitte & Touche LLP

San Francisco, California

June 28, 2021